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                                                                Exhibit 99.j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the registration statement on Form N-1A ("Registration Statement") of our report dated May 28, 2003 relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of Scudder Lifecycle Long Range Fund (a series of Scudder Advisor Funds III), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 22, 2003